NORWEST MORTGAGE INC.
                              Subordinate Bid List




DEAL:                             NASCOR 1999-18 *             NASCOR 1999-19 *
PRODUCT TYPE:                     30YR NON-RELO                     15YR
Subordinate Size:                     $ 34MM                     $ 5.625MM
SETTLE DATE:                         6/29/99                      6/29/99


SUB LEVELS AND RATING AGENCIES:
    NMB                              **RATING      **RATING       **RATING       **RATING
   CLASS       RATING                 LEVEL         AGENCY         LEVEL          AGENCY
     A         AAA/AAA                4.00%           TBD          2.25%           TBD
    B1           AA                   1.75%           TBD          1.20%           TBD
    B2            A                   1.05%           TBD          0.85%           TBD
    B3           BBB                  0.70%           TBD          0.50%           TBD
    B4           BB                   0.40%           TBD          0.30%           TBD
    B5            B                   0.23%           TBD          0.15%           TBD


Note:  AAA Class will be rated by two rating agencies.
AA through B Classes will be rated by one rating agency.


Collateral:                           $850MM                       $250MM
Pass Thru:                            6.50%                        6.25%
Gross WAC:                            7.17%                        6.81%
Net WAC:                              6.90%                        6.54%
WAM:                                   357                          177
WALTV:                                 72%                          65%
California Percent:                    49%                          36%
Average Loan Balance:                 $355,591                     $351,964
Max Loan Balance:                   $1,992,485                   $1,000,000
Cash Out:                              14%                          21%
Primary Residence:                     97%                          96%
Single Family Detached:                92%                          92%
Full Documentation %:                  89%                          91%
Uninsured >80% LTV %:                   1%                           2%
Wtd. Average FICO                      725                          731



*    Collateral files are prior to "Due Diligence", minor changes are to be expected.
**   Preliminary estimates on these rating levels and rating agencies.


             THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE LOANS CONTAINED IN THE
                             PROSPECTUS SUPPLEMENT.